Exhibit 10.3

Execution Version

AMENDMENT TO

REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT (this “Amendment”) is entered into as of the 21st day of April, 2021, and hereby amends that certain Registration Rights Agreement, dated March 23rd, 2021, by and among Northern Genesis Acquisition Corp. III, a Delaware corporation (the “Company”), and each of the “Investors” identified therein (the “Agreement”), and is executed by all such parties to the Agreement.

WHEREAS, Northern Genesis Sponsor III LLC (“Sponsor”) executed the Agreement as an “Investor” on the basis of being the holder of the Founder Shares and Private Placement Warrants, and of rights to subscribe for Working Capital Warrants;

WHEREAS, and Northern Genesis Capital III LLC (“FPA Representative”) executed the Agreement as an “Investor” as the representative of Persons having rights to subscribe for common shares and warrants of the Company under the terms of that certain Forward Purchase Agreement, dated as of March 23, 2021, between the Company and NGC (the “Original FPA”);

WHEREAS, contemporaneously herewith, the Original FPA is being amended and restated in part, and relinquished and replaced in part with replacement agreements between the Company and certain third parties, such that the rights under in Original FPA are not expanded but hereafter will be embodied in multiple forward purchase agreements;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to clarify the impact of the foregoing under the Agreement, the parties hereto agree as follows:

1.	AMENDMENTS.

1.1.	Certain Definitions. The definitions of “Forward Purchase Agreement” and “Forward Purchase Securities” in Section 1 of the Agreement are hereby replaced in their entirety with the following:

“Forward Purchase Agreement” means, collectively, one or more agreements between the Company and one or more persons, providing in the aggregate for the offer, sale and purchase of an aggregate amount of Forward Purchase Securities not exceeding $75,000,000, including (a) that certain Forward Purchase Agreement, dated as of March 23, 2021, amended and restated as of April 21, 2021, with FPA Representative, as the representative of its members, and (B) certain additional forward purchase agreements, dated on or about April 21, 2021, with certain institutional investors.

“Forward Purchase Securities” means up to 7,500,000 Forward Purchase Units, each consisting of one Forward Purchase Share and one-sixth of a Forward Purchase Warrant, that may be offered and sold at $10.00 per unit pursuant to the Forward Purchase Agreement.

2.	GENERAL.

2.1.	No Other Amendments. Except as expressly modified by this Amendment, the Agreement remains in full force and effect.

2.2.	Modification. No amendment, modification or termination of this Amendment shall be binding upon any party unless executed in writing by such party, and this Amendment may not be amended except by a written agreement executed by the Parties.

2.3.	Governing Law. This Amendment shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed within the State of New York, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction. The Company irrevocably submits to the nonexclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York, Borough of Manhattan, over any suit, action or proceeding arising out of or relating to this Amendment. The Company irrevocably waives, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

2.4.	Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Delivery of a signed counterpart of this Amendment by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Amendment to Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPANY:

NORTHERN GENESIS ACQUISITION CORP. III

By:	/s/ Ian Robertson
Name: Ian Robertson
Title: Chief Executive Officer

INITIAL INVESTORS:

NORTHERN GENESIS SPONSOR III LLC

By:	Northern Genesis Holdings, Inc.,
its Managing Member

By:	/s/ Ian Robertson
Name: Ian Robertson
Title: President

NORTHERN GENESIS CAPITAL III LLC

By:	Northern Genesis Holdings, Inc.,
its Managing Member

By:	/s/ Ian Robertson
Name: Ian Robertson
Title: President

[Signature Page to Amendment to Registration Rights Agreement (NG-III)]